UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2016

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant's Certifying Accountant.

(a), (b) The Audit Committee of Vapor Corp. (the “Company”) recently completed a competitive process to determine what firm would serve as the Company's independent registered public accounting firm for the year ended December 31, 2016. On December 29, 2016, the Audit Committee determined to dismiss Marcum LLP (“Marcum”) as the Company's independent registered public accounting firm effective immediately.

The report of Marcum on the Company's consolidated financial statements as of and for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report included an explanatory paragraph with regard to uncertainty as to the Company’s ability to continue as a going concern. During the years ended December 31, 2014 and 2015, and through December 29, 2016, there were no (a) disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Marcum's satisfaction, would have caused Marcum to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

The Company provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Marcum a letter addressed to the Securities and Exchange Commission indicating whether it agrees with such disclosures. A copy of Marcum's letter dated January 5, 2017 is attached as Exhibit 16.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

16.1	Letter of Marcum LLP, dated January 5, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: January 5, 2017	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter of Marcum LLP, dated January 5, 2017